UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2006
FLOWSERVE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)
(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Flowserve Corporation, a New York corporation (the “Company”) entered into a Second Amendment dated as of May 8, 2006 and effective as of May 16, 2006 (the “Second Amendment”) to that certain Credit Agreement, dated as of August 12, 2005 (the “Credit Agreement”), by and among the Company, the financial institutions from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Swingline Lender, Administrative Agent and Collateral Agent for the Lenders.
The Second Amendment, among other things:
•	extends the deadline for the Company to deliver its restated financial statements to the Administrative Agent and file its Form 10-K with the Securities Exchange Commission for its fiscal year ended 2005, as required by the Credit Agreement, from May 30, 2006 to July 31, 2006;

•	adds Fitch Ratings, Ltd., as an additional rating agency for certain purposes under the Credit Agreement; and

•	permits Lenders issuing letters of credit to delegate the issuance of such letters of credit to their Affiliates.
The above discussion of the Second Amendment is a summary description of certain amendments to the Credit Agreement and is qualified in its entirety by the terms and conditions of the Second Amendment. For complete descriptions of the terms and conditions summarized in this report, reference is made to the Second Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

10.1	Second Amendment dated as of May 8, 2006 and effective as of May 16, 2006 to that certain Credit Agreement, dated as of August 12, 2005, by and among the Company, the financial institutions from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Swingline Lender, Administrative Agent and Collateral Agent for the Lenders.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Vice President, Secretary and General Counsel

Date: May 19, 2006

Exhibit Index

Exhibit
Number	Description

10.1	Second Amendment dated as of May 8, 2006 and effective as of May 16, 2006 to that certain Credit Agreement, dated as of August 12, 2005, by and among the Company, the financial institutions from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Swingline Lender, Administrative Agent and Collateral Agent for the Lenders.